Exhibit 99.1

Marvell Announces CFO Transition

Dan Durn Appointed Chief Financial Officer, Effective June 15, 2026

Reaffirms Second Quarter of Fiscal 2027 Financial Outlook

SANTA CLARA, Calif. — June 11, 2026 — Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today announced the appointment of Dan Durn to Chief Financial Officer, effective June 15, 2026. In connection with the appointment, Dan resigned from Marvell’s Board of Directors effective June 10, 2026. As CFO, Dan succeeds Willem Meintjes, who will remain available in an advisory capacity through April 2027 to support a seamless transition.

Matt Murphy, Marvell’s Chairman and CEO, said, “Since I began my role as CEO a decade ago, Willem has been an integral part of Marvell, and his contributions have been instrumental to our strong financial and operational positions. Willem joined Marvell just a few weeks before me in 2016, and I leaned on him considerably, both early on and beyond. During his tenure, Willem helped build our finance organization from the ground up and served as a steady and trusted partner through some of the most consequential periods of growth and transformation in our history. The financial discipline and operational credibility we have today is in no small part a reflection of the work he put in year after year. I deeply appreciate Willem for his partnership and we all wish him well in his next chapter.”

Matt Murphy continued, “Having served on our board for the past two years, Dan intimately knows Marvell and its long-term growth strategy. He has also spent the majority of his career in the semiconductor industry, serving as CFO at GlobalFoundries, Freescale Semiconductor, NXP Semiconductors, and Applied Materials, and brings a level of industry-specific fluency that is rare. He understands how these businesses work, how they scale, and what it takes to lead finance through periods of significant growth. That depth of experience, combined with his understanding of the capital markets and operational demands of businesses at our scale, makes him well-suited to help us continue to win in what we believe is a once-in-a-generation AI infrastructure build-out.”

Dan Durn added, “I have long admired Marvell’s technology leadership and the critical role it plays at the center of the AI and data infrastructure ecosystem. I am excited to join the Marvell management team at such a dynamic moment for the Company and the industry. Together with Matt, Marvell leadership, and the finance organization, I look forward to driving continued growth and delivering value for shareholders and customers as Marvell accelerates its AI and data infrastructure strategy.”

Willem Meintjes said, “After 10 incredible years, I am moving on to spend more time with my family. Working closely alongside Matt and the entire Marvell finance organization has been one of the great privileges of my career, and I’m very proud of what this organization has built together. Dan brings outstanding credentials and a strong understanding of this business that will serve Marvell well. I look forward to supporting him and the team through this transition.”

Dan brings more than three decades of senior financial leadership across the semiconductor and enterprise technology sectors. Dan joins Marvell from Adobe Inc., where he served as Chief Financial Officer and Executive Vice President of Finance, Technology, Security and Operations from October 2021 to June 2026. Prior to Adobe, he served as Senior Vice President and Chief Financial Officer of Applied Materials, Inc. Earlier in his career, he served as Executive Vice President and Chief Financial Officer at NXP Semiconductors N.V. following its merger with Freescale Semiconductor, where he had previously held the role of Senior Vice President and Chief Financial Officer. Before Freescale, he served as Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries Inc. Mr. Durn holds a Master of Business Administration in Finance from Columbia Business School and a Bachelor of Science in Control Systems Engineering from the U.S. Naval Academy, where he was commissioned as a naval officer and served for six years, reaching the rank of lieutenant.

Reaffirming Second Quarter of Fiscal 2027 Financial Outlook

The Company today also announced that it is reaffirming its financial outlook for the second quarter of fiscal 2027, as provided on May 27, 2026.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events, results or achievements, such as statements in this press release related to reaffirming our financial outlook for the second quarter of fiscal year 2027. Actual events, results or achievements may differ materially from those contemplated in this press release. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud and carrier architectures transform—for the better.

Contacts

Ashish Saran

Senior Vice President, Investor Relations

408-222-0777

ir@marvell.com